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                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of Applied Graphics Technologies, Inc. on Form S-3 (Registration No. 333-32121) and on Form S-8 (Registration No. 333-25059) of our report dated March 8, 1996 on our audits of the combined financial statements of the Predecessor Group to Applied Graphics Technologies Inc. as of December 31, 1995 and for each of the two years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-KA.


                                         Coopers & Lybrand L.L.P.

                                         Coopers & Lybrand L.L.P.


New York, New York
August 27, 1997